UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 27, 2023
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 27, 2023, at the CarMax, Inc. (the “Company”) 2023 Annual Meeting of Shareholders, the Company's shareholders, upon recommendation of the Board of Directors (the “Board”), approved the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan"). The Stock Incentive Plan authorizes the Company to provide equity awards to its employees and non-employee directors. The approved amendments: (a) increase the number of shares of the Company's common stock reserved for issuance under the Stock Incentive Plan by 2,000,000 shares, and (b) extend the termination date of the Stock Incentive Plan from June 23, 2030 to June 27, 2033.

The Stock Incentive Plan is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 5.02. The foregoing description of the Stock Incentive Plan is qualified in its entirety by reference to the attached Exhibit.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 27, 2023, the Company held its 2023 Annual Meeting of Shareholders. The following actions were taken:

1. The shareholders elected the following directors to the Board, each for a one-year term expiring at the 2024 Annual Meeting of Shareholders, pursuant to the vote set forth below.

Director	Votes For	Votes Against	Votes Abstaining
Peter J. Bensen	132,192,523	741,988	1,547,600
Ronald E. Blaylock	127,007,933	5,926,041	1,548,137
Sona Chawla	131,608,857	1,327,495	1,545,759
Thomas J. Folliard	129,183,525	3,751,770	1,546,816
Shira Goodman	123,668,641	9,268,284	1,545,186
David W. McCreight	131,615,875	1,318,178	1,548,058
William D. Nash	131,988,961	944,705	1,548,445
Mark F. O’Neil	132,279,763	653,607	1,548,741
Pietro Satriano	132,258,505	675,715	1,547,891
Marcella Shinder	130,210,743	2,723,226	1,548,142
Mitchell D. Steenrod	128,688,149	4,244,135	1,549,827

There were 10,474,367 broker non-votes for each director.

2. The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2024 pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
139,880,849	4,293,505	782,124

3. The shareholders approved the non-binding advisory resolution related to the compensation of our named executive officers pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
93,327,266	39,044,596	2,110,249

There were 10,474,367 broker non-votes related to this vote.

4. The shareholders voted as follows regarding the advisory vote as to the frequency of future advisory votes on the compensation of our named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Votes Abstaining
131,091,001	32,204	2,494,232	864,674

There were 10,474,367 broker non-votes related to this vote.

Consistent with the majority of votes cast and with the recommendation of the Board, the Company will hold a shareholder advisory vote on executive compensation annually until the next required vote on the frequency of shareholder votes on executive compensation.

5. The shareholders approved the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated, pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
128,880,445	4,022,132	1,579,534

There were 10,474,367 broker non-votes related to this vote.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number         Description of Exhibit

10.1                CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated June 27, 2023.
104                Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: June 28, 2023	By: /s/ John M. Stuckey, III
John M. Stuckey, III
Vice President, Deputy General Counsel
and Corporate Secretary